Exhibit 10.35

SEVERANCE AGREEMENT, WAIVER, AND RELEASE

This Severance Agreement, Waiver, and Release (this “Agreement”) is entered into between Edward Eickhoff and Ramco Properties Trust (the “Trust”) and shall be effective as provided in Paragraph 13. The parties agree as follows:

DEFINITIONS

A.As used herein, unless otherwise specified, the term “Released Parties” (and each a “Released Party”) means the Trust, Ramco-Gershenson, Inc., and all of their past and present joint ventures, subsidiaries, divisions, partnerships, affiliated companies and successors, successors, assigns, and related companies and entities along with each of their past and present officers, directors, employees, representatives, shareholders, members, managers, partners, trustees, principals, insurers, attorneys, agents, and all other persons and entities acting in connection with any of them, both individually and in their business capacities.

B.    As used herein, unless otherwise specified, the term “Executive” means Edward Eickhoff and, with respect to Paragraph 3, his heirs, successors, and assigns, any entity owned or controlled by him, any trust for which he is the trustee, and any individual or entity who could assert a claim through him, on his behalf, or as a result of his employment.

AGREEMENT

1.Final Day of Work. Executive’s employment with the Trust is ending, effective July 27, 2018 (the “Separation Date”). As of the Separation Date, Executive will be deemed to have resigned from any elected and/or appointed positions with any Released Parties, and he will cooperate with the Trust as necessary to effectuate such resignations. Whether or not Executive signs this Agreement, the Trust will pay Executive his accrued compensation through the Separation Date, as well as all other amounts required by law. Executive will not be owed any additional amount from any Released Party except as set forth herein.

2.Severance. Provided that Executive signs and does not revoke this Agreement, and that he remains in compliance with his obligations to the Trust, the Trust will provide him with severance benefits and payments as follows:

(a)On the first payroll date after this Agreement has become effective and irrevocable, the Trust will make a one-time, lump sum payment to Executive in the amount of $462,200, which equals the sum of his Annual Base Salary plus a pro rata bonus payment, in each case as defined and/or calculated in the Agreement Regarding Severance dated April 27, 2018 between Executive and the Trust. This payment will be subject to all required withholding.

(b)On the first payroll date after this Agreement has become effective and irrevocable, the Trust will make a one-time, lump sum payment to Executive in the amount of $14,630 to account for his accrued but unused paid time off and/or vacation time. This payment will be subject to all required withholding.

(c)Executive will receive a lump sum net payment of Twenty-Four Thousand, One Hundred Dollar and Zero Cents ($24,100.00) to offset payments for continuation of healthcare coverage under COBRA. The payment will be made as soon as practicable after Employee has signed this Agreement and the revocation period set forth in Paragraph 13 below has expired without Employee having revoked the Agreement.

(d)22,708 shares of Restricted Stock will vest using a closing date determined by the Employer but not more than 30 days after the Employee has signed this Agreement and the revocation period set forth in Paragraph 13 below has expired without Employee having revoked this Agreement. The shares will net settle for income taxes due on the vesting of such shares unless otherwise specified by the employee in the AST portal.

(e)Employee will receive a lump sum cash payment in the amount of $18,523 for the balance of the cash award for 2015-2017 performance period that was associated with the 2015 Long Term Incentive Plan. The payment will be made as soon as practicable after Employee has signed this Agreement and the revocation period set forth in Paragraph 13 below has expired without Employee having revoked the Agreement. Any performance shares held by Employee related to performance periods that end following the Separation Date are forfeited as of the Separation Date.

3.General Release. Executive waives, releases, and discharges the Released Parties, jointly and severally, from any claims existing through the date he signs this Agreement, whether known or unknown. This includes, but is not limited to, any claims under the Age Discrimination in Employment Act (“ADEA”), Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Equal Pay Act, and the Family and Medical Leave Act; any

claims under any other any other employment law or for any employment-related benefit; any common law claims; any claims under any federal, state or local statute or ordinance; any claim that any Released Party breached any contract or promise, express or implied; any claim for promissory estoppel; and any other claims Executive may have against the Released Parties. Executive and the Released Parties intend that these waivers, releases, and discharges will be a general release, will extinguish any and all claims, will preclude any litigation or claims by Executive against any of the Released Parties concerning anything that occurred on or before the effective date of this Agreement, and will be effective to the fullest extent permitted by law. Notwithstanding the foregoing, Executive understands that nothing in this Agreement precludes him from filing any charge with or from participating in any investigation, hearing, or proceeding of a governmental or administrative agency, provided that Executive will not be entitled to any individuals remedies as a result of such proceedings except as set forth below. By signing this Agreement, Executive is also not releasing: (a) any rights or claims that arise after he signs this Agreement; (b) any right to any vested benefits to which Executive is entitled; (c) any right or claim for unemployment compensation or workers’ compensation benefits; (d) any rights that cannot be waived by operation of law; or (e) any right to receive a monetary whistleblower or similar award that cannot be released by law.

4.No Action Contrary to Release. To the fullest extent permitted by law, Executive agrees not to file any lawsuit, charge or complaint against any of the Released Parties regarding any released claim or to initiate any action challenging the enforceability of this Agreement. To the fullest extent permitted by law, Executive further agrees not to cooperate with, or assist in, any lawsuit or arbitration against any of the Released Parties, unless required to do so by a lawfully issued subpoena, by court order or as expressly provided by regulation or statute. In the event Executive is served with a subpoena or is required by court order or otherwise to testify in any type of proceeding involving Released Parties, Executive shall immediately advise the Trust of same in writing.

5.Representations and Acknowledgements by Executive. Executive represents that he: (a) has not filed any lawsuit, arbitration or other claim against any Released Party; (b) knows of no violation of state, federal or municipal law or regulation by any of the Released Parties; (c) has disclosed all known workplace injuries or occupational diseases in writing to the Trust; and (d) has returned to the Trust (or will do so within seven (7) days of the Separation Date) all documents, computer equipment and supplies, all keys and security cards, company charge cards and any other property supplied by the Trust, and all files, forms, papers, books, records, programs or databases, or other written, printed, or electronic materials in Executive’s possession or control, arising out of or related to his employment.

6.Non-Admission of Liability. This Agreement is not and shall not be used or construed as an admission of liability or wrongdoing by any of the Released Parties. Each of the Released Parties denies any obligation, illegalities, improprieties, liabilities or wrongdoing whatsoever.

7.Non-Disclosure. Executive will not communicate to any person, firm or corporation the existence of or any terms of this Agreement or the circumstances relating to it except as may be necessary to effectuate the terms of this Agreement, as required by law, or as necessary to receive counsel from Executive’s attorney and/or financial adviser. Executive agrees not to issue a press release, hold a press conference or otherwise communicate with the media concerning the fact of or terms of this Agreement or the matters which are resolved in this Agreement. Executive further agrees, and acknowledges Executive’s obligation, to keep confidential and not disclose any non-public, proprietary or confidential information regarding the Trust’s business, including but not limited to information regarding the Trust’s business relationships, business operations and business plans.

8.Non-Disparagement. Executive agrees not to make or cause to be made any remarks, observations or other communications (whether in written, electronic, or oral form) now or at any time in the future that defame, slander or are likely in any way to harm the reputation of any of the Released Parties, cast any of the Released Parties in a negative light or which could reasonably be anticipated to interfere with any of the Released Parties’ business relationships, including, but not limited to, with the Trust’s customers or tenants or potential customers or tenants of the Trust. This provision does not restrict Executive’s ability to respond truthfully to any inquiry that Executive may receive from applicable regulatory authorities or to disclose information pursuant to a lawfully issued subpoena or legal process.

9.Applicable Law; Attorneys’ Fees. This Agreement is to be interpreted, construed, and applied in accordance with the law of the State of Michigan. Any legal action concerning this Agreement must be filed exclusively in the state or federal courts having jurisdiction over Farmington Hills, Michigan, and Executive consents to the personal jurisdiction of, and venue in, such courts. In any action in which a Released Party prevails (in whole or in part) in enforcing this Agreement, in addition to available legal and equitable damages, it will be entitled to recover from Executive its reasonable attorneys’ fees and costs associated with such action.

10.Severability; Successors and Assigns. If any provision is held to be unenforceable, then such provision will be construed or revised in a manner so as to permit its enforceability to the fullest extent permitted by applicable law. If such provision cannot be reformed in that manner, such provision will be deemed to be severed from this Agreement, but every other provision of this Agreement will remain in full force and effect. This Agreement is binding and shall take effect for the benefit of the Released Parties and their successors in interest, and the Trust may freely assign this Agreement. Executive may not assign this Agreement or any part hereof except with the prior written consent of the Trust.

11.Entire Agreement. This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof and supersedes any prior writing or representation by any of the Released Parties regarding the subject matter hereof. This Agreement does not supersede or reduce any of Executive’s obligations under any agreements regarding the Trust’s trade secrets, proprietary or other confidential information belonging to the Trust (collectively, “Confidentiality Agreements”). Such Confidentiality Agreements are not terminated by this Agreement, and continue after the Separation Date. The provisions of this Agreement can only be modified by a writing signed by Executive and an authorized representative of the Trust that specifically refers to and expressly indicates that it is intended to change this Agreement.

12.Construction; Counterparts. The headings used herein are for ease of reference only. This Agreement may be signed in counterparts, and when this Agreement has been signed by all parties, each counterpart shall constitute an original. A signature transmitted by facsimile or other electronic means shall be deemed to be an original.

13.Knowing and Voluntary Acceptance. Executive has 21 calendar days to review and sign this Agreement and is advised to consult with an attorney of his choice before signing this Agreement, which includes a release of potential claims under the ADEA. Executive understands that he may use as much of this 21-day period as he wishes prior to signing. Executive may expressly and voluntarily waive any part or all of the 21-day review period by signing and returning this Agreement prior to the expiration of the review period. Executive has the right to revoke his release of ADEA claims by informing the Trust of such revocation within 7 calendar days following his execution of this Agreement (the “Revocation Period”). The revocation must be in writing and delivered to the Trust in care of its signatory to this Agreement. This Agreement will not become effective unless the Revocation Period has expired without any revocation having been communicated.

14.Code Section 409A. All payments under this Agreement are intended to be either exempt from or in compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance thereunder (“Section 409A”). In the case of any amount payable under this Agreement in installments, each installment shall be treated as a separate payment for purposes of Section 409A.

The parties hereto confirm their agreement by the signatures shown below.

Edward Eickhoff
/s/ EDWARD EICKHOFF
Date: August 3, 2018

RAMCO-GERSHENSON PROPERTIES TRUST
/s/ DEANNA CAIN
Deanna Cain
Head of Human Resources
Date: August 3, 2018